SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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Sanmina-SCI Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SANMINA-SCI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on January 26, 2004

       The Annual Meeting of Stockholders of Sanmina-SCI Corporation (“Sanmina-SCI”) will be held on Monday, January 26, 2004, at 11:00 a.m., local time, at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134 (telephone number 408-964-3500) for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect directors of Sanmina-SCI Corporation.

2.	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending October 2, 2004.

3.	To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on December 1, 2003 are entitled to vote at the Annual Meeting and are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

FOR THE BOARD OF DIRECTORS

Christopher D. Mitchell
Secretary

San Jose, California

December 19, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL NO. 1:
ELECTION OF DIRECTORS
PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
CORPORATE GOVERNANCE
OTHER MATTERS

SANMINA-SCI CORPORATION

PROXY STATEMENT FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Sanmina-SCI Corporation (“Sanmina-SCI”) for use at the Annual Meeting of Stockholders to be held on Monday, January 26, 2004 at 11:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at our corporate offices, located at 30 E. Plumeria Drive, San Jose, California, 95134. The telephone number at the meeting location is (408) 964-3500.

      This Proxy Statement was mailed on or about December 19, 2003, to all stockholders entitled to vote at the meeting.

Record Date and Stock Ownership

      Stockholders of record at the close of business on December 1, 2003 (the “Record Date”) are entitled to vote at the meeting. As of December 1, 2003, 517,316,610 shares of our Common Stock were issued and outstanding and held of record by approximately 2,734 stockholders.

      The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of December 1, 2003, as to

•	each person who is known to us to beneficially own more than five percent of the outstanding shares of our Common Stock;

•	each director and nominee for election;

•	each officer named in the Summary Compensation Table below; and

•	all directors and executive officers as a group.

	Shares Beneficially	Approximate Percent
Name	Owned(1)	Owned(1)

Capital Research and Management Company(11)	63,090,660	12.1%
333 South Hope Street
Los Angeles, CA 90071
AXA Financial, Inc. and certain affiliated entities(12)	56,465,060	10.9%
1290 Avenue of the Americas
New York, NY 10104
PIMCO Equity Advisors LLC(13)	28,506,600	5.5%
1345 Avenue of the Americas, 49th Floor
New York, NY 10105
FMR Corp. and certain affiliated entities and individuals(14)	27,543,333	5.3%
82 Devonshire Street
Boston, MA 02109
Mellon Financial Corporation and certain affiliated entities(15)	26,721,022	5.2%
One Mellon Bank Center
500 Grant Street
Pittsburgh, PA 15258
Jure Sola(2)(4)	7,199,482	1.4%
Randy W. Furr(2)(6)	3,423,226	*

	Shares Beneficially	Approximate Percent
Name	Owned(1)	Owned(1)

Rick R. Ackel(2)(7)	519,132	*
Hari Pillai(2)(8)	510,874	*
Stephen F. Bruton(2)(9)	400,640	*
Mario M. Rosati(2)(10)	115,898	*
John C. Bolger(2)	145,625	*
Neil R. Bonke(2)	215,997	*
A. Eugene Sapp, Jr.(2)(5)	1,043,627	*
Wayne Shortridge(2)(3)	67,437	*
Peter J. Simone	—	*
Bernard V. Vonderschmitt(2)(3)	370,478	*
Jacqueline M. Ward (2)(3)	64,231	*
All directors and executive officers as a group (15 persons)(2)(3)	14,579,162	2.8%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC based on factors, including voting and investment power, with respect to the securities. Common shares subject to conversion or issuable upon exercise of options currently exercisable or exercisable within 60 days after December 1, 2003 are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person.

(2)	Includes stock options individuals have the right to exercise within 60 days after December 1, 2003.

(3)	Includes shares held in the Sanmina-SCI Deferred Compensation Plan for Outside Directors.

(4)	Includes 33,764 shares held by Sola Partners, L.P. and 1,000,000 shares of restricted stock subject to vesting and employment restrictions.

(5)	Includes 226,391 shares held by Eugene and Patricia Sapp Charitable Remainder Unitrust, A. Eugene Sapp, Trustee.

(6)	Includes 500,000 shares of restricted stock subject to vesting and employment restrictions.

(7)	Includes 160,000 shares of restricted stock subject to vesting and employment restrictions.

(8)	Includes 6,440 shares held by Ramakrishna Pillai C/ F Sudha Yvonne Pillai and Sanjay Hari Pillai UTMA/ CA, Ramakrishna Hari Pillai, as Custodian; and 200,000 shares of restricted stock subject to vesting and employment restrictions.

(9)	Includes 86,337 shares held by The Bruton Family Trust, Stephen F. Bruton and Lori R. Bruton, as Trustees and 100,000 shares of restricted stock subject to vesting and employment restrictions.

(10)	Includes 9,000 shares held by Mario M. Rosati Retirement Trust, Mario M. Rosati, Trustee and 2,248 shares held by WS Investment Co. 99B of which Mr. Rosati is the Director.

(11)	This information is based solely on a Schedule 13G/ A filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2003 by Capital Research and Management Company (“Capital”). Capital has beneficial ownership of all of the reported shares, and has sole dispositive power with respect to all of the reported shares. Such number of shares includes 2,781,140 shares resulting from the assumed conversion of $115,000,000 principal amount of SCI Systems, Inc. 3% Convertible Subordinated Notes due 2007 (“2007 Notes”), and 2,119,810 shares resulting from the assumed conversion of $327,000,000 principal amount of Sanmina-SCI Corporation Zero Coupon Convertible Subordinated Debentures due 2020 (“2020 Debentures”).

(12)	This information is based solely on a Schedule 13G/ A filed with the SEC on August 8, 2003 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, AXA and AXA Financial Inc. (on behalf of its two subsidiaries — Alliance Capital Management L.P.

(“Alliance”) and The Equitable Life Assurance Society of the United States (“Equitable”)). Each reporting person is deemed to have sole voting power with respect to 21,192,930 shares, shared voting power with respect to 25,820,146 shares, sole dispositive power with respect to 56,456,375 shares, and shared dispositive power with respect to 8,685 shares. Of the 56,465,060 reported shares, 56,424,660 are owned by Alliance, and 40,400 shares are owned by Equitable. Alliance has sole voting power with respect to 21,161,380 shares, shared voting power with respect to 25,820,146 shares, sole dispositive power with respect to 56,415,975 shares, and shared dispositive power with respect to 8,685 shares. Equitable has sole voting power with respect to 31,100 shares and sole dispositive power with respect to 40,400 shares.

(13)	This information is based solely on a Schedule 13G filed with the SEC on February 14, 2003 by PIMCO Equity Advisors LLC (“PIMCO”). PIMCO has sole voting power and sole dispositive power with respect to all of the reported shares.

(14)	This information is based solely on a Schedule 13G/ A jointly filed with the SEC on February 13, 2003 by FMR Corp. (“FMR”), Edward C. Johnson III, Chairman of FMR, and Abigail P. Johnson, a director of FMR. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR, is the beneficial owner of 25,427,537 shares as an investment adviser to various registered investment companies (the “Fidelity Funds”), which includes 976,300 shares resulting from the assumed conversion of $40,370,000 principal amount of 2007 Notes, 4,863,299 shares resulting from the assumed conversion of $107,805,000 principal amount of Sanmina-SCI Corporation 4 1/4% Convertible Subordinated Notes due 2004 (“2004 Notes”), and 1,040,038 shares resulting from the assumed conversion of $160,435,000 principal amount of 2020 Debentures. Each of Edward C. Johnson III, FMR, through its control of Fidelity, and the Fidelity Funds has sole power to dispose of 25,427,537 shares owned by such investment companies. Each of the Fidelity Funds’ boards of trustees has voting power over the shares held by each fund. Fidelity Management Trust Company (“FMTC”), a wholly owned subsidiary of FMR, is the beneficial owner of 1,126,462 shares, which includes 147,134 shares resulting from the assumed conversion of $6,084,000 principal amount of 2007 Notes, 180,448 shares resulting from the assumed conversion of $4,000,000 principal amount of 2004 Notes, and 51,050 shares resulting from the assumed conversion of $7,875,000 principal amount of 2020 Debentures. Each of Mr. Johnson and FMR, through its control of FMTC, has sole power to dispose of 1,126,462 shares, sole power to vote 919,760 shares and no power to vote 206,702 shares. Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, is the beneficial owner of 486 shares. Geode Capital Management, LLC, whose managers are certain shareholders and employees of FMR, is the beneficial owner of 1,898 shares. Mr. Johnson and Ms. Johnson, who together own 36.5% of the outstanding voting stock of FMR, may be deemed to be a controlling group with respect to FMR. Fidelity International Limited (“FIL”) is the beneficial owner of 986,950 shares, which number includes 21,765 shares resulting from the assumed conversion of $900,000 principal amount of 2007 Notes, 6,767 shares resulting from the assumed conversion of $150,000 principal amount of 2004 Notes, and 6,418 shares resulting from the assumed conversion of $990,000 principal amount of 2020 Debentures. FIL has the sole power to vote and dispose of 986,940 shares. Mr. Johnson is the Chairman of FIL, and through a partnership with members of his family, has the power to vote 38.89% of FIL voting stock.

(15)	This information is based solely on a Schedule 13G filed with the SEC on February 14, 2003 by Mellon Financial Corporation (“Mellon”) and certain of its subsidiaries. Mellon and such subsidiaries have sole voting power with respect to 20,000,505 shares, shared voting power with respect to 1,325,220 shares, sole dispositive power with respect to 25,976,819 shares, and shared dispositive power with respect to 423,910 shares.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to our secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

      Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, Sanmina-SCI believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, Sanmina-SCI intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

      Brokers may indicate on the enclosed proxy or its substitute that they do not have discretionary authority as to certain shares to vote on a particular matter for which they have not received specific instructions from the beneficial owner of the shares (“broker non-votes”). In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, we intend to treat broker non-votes in this manner. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal.

      Except as described in the preceding paragraph, any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for all matters submitted to a vote of stockholders at the Annual Meeting pursuant to this proxy statement. In addition, the proxy holders will vote as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

      The cost of soliciting proxies will be borne by us. We may retain the services of our transfer agent, Wells Fargo Shareholder Services, or other proxy solicitors to solicit proxies, for which we estimate that we would pay fees not to exceed an aggregate of $20,000. In addition, we expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Stockholder Proposals for 2005 Annual Meeting

      Proposals that are intended to be presented by our stockholders at the 2005 Annual Meeting must be received by us at our principal executive offices no later than August 20, 2004 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Under our bylaws, a proposal that a stockholder does not seek to include in the Company’s proxy materials for fiscal 2005 but that may still be properly brought before the fiscal 2005 annual meeting must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 45 or more than 75 days prior to December 19, 2004; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after January 26, 2005, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

      Our Board of Directors currently consists of ten members. All ten positions on the Board of Directors are to be elected at this meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten nominees named below. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. If stockholders nominate additional persons for election as directors, the proxy holders will vote all proxies received by them to assure the election of as many of the Board’s nominees as possible, with the proxy holder making any required selection of specific nominees to be voted for. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until that person’s successor has been elected.

      The Board of Directors recommends a vote FOR the nominees listed below:

			Director
Name of Nominee	Age	Principal Occupation	Since

Jure Sola	52	Chairman and Chief Executive Officer of Sanmina-SCI Corporation	1989
John C. Bolger	57	Private Investor	1994
Neil R. Bonke	61	Private Investor	1995
Randy W. Furr	49	President and Chief Operating Officer of Sanmina-SCI Corporation	1999
Mario M. Rosati	57	Member, Wilson Sonsini Goodrich & Rosati	1997
A. Eugene Sapp, Jr.	67	Former Co-Chairman of Sanmina-SCI Corporation	2001
Wayne Shortridge	65	Partner, Paul, Hastings, Janofsky & Walker LLP	2001
Peter J. Simone	55	Independent Consultant	2003
Bernard V. Vonderschmitt	80	Retired Chairman of the Board of Xilinx, Inc.	1990
Jacqueline M. Ward	65	Outside Managing Director, Intec Telecom Systems, USA	2001

      Mr. Sola has served as our chief executive officer since April 1991, as chairman of our board of directors from April 1991 to December 2001 and from December 2002 to present, and co-chairman of our board of directors from December 2001 to December 2002. In 1980 Mr. Sola co-founded Sanmina and initially held the position of vice president of sales. In October 1987, he became vice president and general manager of Sanmina, responsible for manufacturing operations and sales and marketing. In July 1989, Mr. Sola was elected as a director and in October 1989 was appointed as president of Sanmina. In March 1996, Mr. Sola relinquished the title of president when Mr. Furr was appointed to the position.

      Mr. Bolger has served as a director of our company since 1994. Mr. Bolger has been a private investor for the past ten years and is the retired vice president of finance and administration of Cisco Systems, Inc., a manufacturer of computer networking systems. Mr. Bolger serves as a director of Wind River Systems, Inc., a software company, Integrated Device Technology, Inc., a semiconductor company and Mission West Properties, Inc., a real estate investment trust, all publicly held companies. Mr. Bolger is a certified public accountant.

      Mr. Bonke has served as a director of our company since 1995. Mr. Bonke has been a private investor for the past five years and is the retired chairman of the board and chief executive officer of Electroglas, Inc., a semiconductor equipment manufacturer. He also serves on the Board of Directors of Boxer Cross Inc. and SpeedFam — IPEC, Inc., both semiconductor equipment companies. He is a past director of San Jose State University Foundation.

      Mr. Furr has served as a director of our company since December 1999 and as our president and chief operating officer since March 1996. In August 1992, Mr. Furr joined our company as vice president and chief financial officer. He also serves as a director of a privately held company. Mr. Furr is a certified public accountant.

      Mr. Rosati has served as a director of our company since 1997. He has been a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation since 1971. Mr. Rosati is a director of Aehr Test Systems, a manufacturer of computer hardware testing systems, Genus, Inc., a semiconductor equipment manufacturer, Symyx Technologies, Inc., a combinatorial materials science company, and Vivus, Inc., a specialty pharmaceutical company, all publicly-held companies. He is also a director of a number of privately held companies.

      Mr. Sapp served as co-chairman of the Sanmina-SCI Board of Directors from December 2001 to December 2002 and continues to serve as a director of Sanmina-SCI. In 1962, Mr. Sapp joined SCI and after holding several positions, was promoted to president and chief operating officer in 1981. In July 1999, Mr. Sapp was appointed chief executive officer of SCI and served as chairman of the board and chief executive officer from July 2000 until our merger with SCI.

      Mr. Shortridge has served as a director of our company since December 2001. From 1992 until we merged with SCI, he served as director of SCI. Mr. Shortridge is an attorney and since 1994 has been a partner in the law firm of Paul, Hastings, Janofsky & Walker LLP in Atlanta, Georgia.

      Mr. Simone has served as a director of our company since December 2003. He currently serves as a director of Cymer, Inc., Zoran Corporation, Newport Corporation and several private companies. He is also an independent consultant to several private companies and the investment community. Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002. He served as a director, President and consultant to Active Controls eXperts, Inc., a supplier of precision motion control and smart structures technology, from January 2000 to February 2001. He served as President, CEO and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier OEMs, from April 1997 until January 2000. From 1992 through 1996 Mr. Simone served as Group Vice President of Simplex Time Recorder Company, Inc., a supplier of time management, building life safety and security software/hardware solutions. From 1974 through 1992, Mr. Simone held various management positions, including President and director of GCA Corporation, a manufacturer of semiconductor photolithography capital equipment.

      Mr. Vonderschmitt has served as a director of our company since October 1990. In 1984, he co-founded Xilinx, Inc., a manufacturer of field programmable gate array semiconductor products and related system software. From February 1984 through February 1996, he served as chief executive officer and as a director of Xilinx, Inc. and served as the chairman of its board of directors from February 1996 until his retirement in 2003.

      Ms. Ward has served as a director of our company since December 2001. From 1992 until we merged with SCI, she served as a director of SCI. Ms. Ward also serves as a director of Anthem, Inc., Bank of America Corporation, Equifax, Inc., a credit information service, Flowers Foods, Inc., a baking company, PRG Schultz International, Inc., a recovery audit service provider, and SYSCO Corporation, a food service distributor, all publicly held companies. Since December 2000, Ms. Ward has been the Outside Managing Director of Intec Telecom Systems, USA, a provider of turnkey telecommunication systems and products. From 1970 to 2000, she was a founder and served as President, Chief Executive Officer and Chairman of Computer Generation Incorporated.

      There are no family relationships among our directors or executive officers.

Board Meetings, Committees and Director Compensation

      The Board of Directors held 13 meetings during the fiscal year ended September 27, 2003. No nominee who was a director during the entire fiscal year attended fewer than 75 percent of the meetings of the Board of Directors or of committees on which such person served.

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

Audit Committee

      The Audit Committee consists of directors Neil Bonke, John Bolger and Bernard Vonderschmitt. Mr. Bolger is the chairman of the Audit Committee.

      The Audit Committee reviews and monitors our corporate financial reporting and external audit, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also reviews and monitors our internal audit function and receives regular reports from the internal audit department. The Audit Committee also consults with our management and our independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of our independent auditors. The Audit Committee held eight meetings in the last fiscal year. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the listing standards for the Nasdaq Stock Market, the principal trading market of our Common Stock). Mr. Bolger meets the definition of “audit committee financial expert” as defined by the Securities and Exchange Commission. The Annual Report of the Audit Committee appears hereafter under “Report of the Audit Committee of the Board of Directors.”

Compensation Committee

      The Compensation Committee consists of directors Neil Bonke, Wayne Shortridge and Jacqueline Ward. Mr. Bonke is the chairman of the Compensation Committee.

      The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for our executive officers and certain employees. The Compensation Committee also approves all stock option and other equity compensation awards for our executive officers and also considers and evaluates overall compensation policies and strategies for the company. The Compensation Committee held three meetings during the last fiscal year.

      Compensation Committee Interlocks and Insider Participation. The current members of the Compensation Committee are Neil Bonke, Wayne Shortridge and Jacqueline Ward, none of whom are employees of the Company. During fiscal 2003, Neil Bonke, Wayne Shortridge, Jacqueline Ward and Bernard Vonderschmitt served as members of the Compensation Committee, none of whom were employees of the Company. Mr. Vonderschmitt began fiscal 2003 as a member of the Compensation Committee, and due to a change in the composition of the Company’s Audit Committee the Board of Directors appointed Mr. Shortridge to the Compensation Committee to replace Mr. Vonderschmitt on the Compensation Committee. No person who was an employee of the Company in fiscal 2003 served on the Compensation Committee. During fiscal 2003, no executive officer of the Company (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on the Company’s Compensation Committee, (ii) served as a director of another entity, one of whose executive officers served on the Company’s Compensation Committee, or (iii) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

Nominating and Governance Committee

      The Nominating and Governance Committee consists of directors Mario Rosati, Wayne Shortridge and Bernard Vonderschmitt. Mr. Shortridge is chairman of the Nominating and Governance Committee. The Nominating and Governance Committee held three meetings during the last fiscal year.

      The Nominating and Governance committee is responsible for both nominating and governance functions. Nominating functions include development of general criteria regarding the qualifications and selection of board members and the recommendation of candidates for election to the Board. Governance functions include development of overall governance guidelines for the Board of Directors and the Company, overseeing and evaluating the overall performance of the Board of Directors and the chief executive officer, and executive recruitment, development and succession planning. The Nominating and Governance Commit-

tee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders may nominate Director candidates for consideration by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Sanmina-SCI Corporation, 2700 N. First Street, San Jose, California, 95134, and providing the candidate’s name, biographical data, qualifications and the candidate’s written consent to being named as a nominee in the Company’s Proxy Statement and to serve as a Director if elected.

Director Compensation

      In fiscal 2003, directors who were not our employees (“Outside Directors”) were paid an annual retainer of $10,000, a fee of $2,000 for attending each board meeting and a fee of $1,000 for attending each committee meeting. In fiscal 2004, Outside Directors will be paid an annual retainer of $50,000. In fiscal 2004, each Outside Director who is a member of a committee of the Board will also receive an annual retainer of $10,000, and any Outside Director who is a Chairperson of any committee of the Board will receive an additional annual retainer of $10,000; provided that these amounts will be increased by 33 1/3% for any director electing to take his or her entire retainer in the form of restricted common stock. In addition to those amounts, in fiscal 2004 each Outside Director attending a committee meeting held on a day not involving a meeting of the Board will receive an additional payment of $1,500 per meeting.

      In June 2002, the Board approved the establishment of the Sanmina-SCI Deferred Compensation Plan for Outside Directors, which provides eligible directors an opportunity to defer payment of all or part of their compensation payable to them for acting as our directors. The directors are also reimbursed for travel and related expenses incurred by them in attending board and committee meetings.

      Upon first becoming a director, each new Outside Director is eligible for a discretionary stock option grant to purchase up to 20,000 shares of Common Stock under our 1999 Stock Option Plan. In addition, each continuing Outside Director currently receives (provided that such Outside Director has been a director for at least four months prior to such grant), on October 1 of each year, an annual grant of an option to purchase up to 20,000 shares of Common Stock.

Required Vote

      The 10 nominees receiving the highest number of affirmative votes will be elected as directors.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES TO THE BOARD LISTED ABOVE.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has approved, subject to stockholder ratification, the selection of KPMG LLP as our independent auditors for the fiscal year ending October 2, 2004.

      The Board of Directors confirmed the Audit Committee’s selection of KPMG LLP as our independent auditors to audit the financial statements of Sanmina-SCI for the fiscal year ending October 2, 2004. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting and voting is necessary to ratify the appointment of KPMG LLP as our independent auditors. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

      On April 18, 2002, the Audit Committee determined that it would replace Arthur Andersen LLP as our independent auditors and engaged KPMG LLP as our independent auditors for the fiscal year 2002. During our fiscal year ended September 29, 2001 and the interim period from September 30, 2001 through April 18, 2002, there were no disagreements between us and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the matter of the disagreement in connection with its reports. The audit reports of Arthur Andersen LLP on our consolidated financial statements for the fiscal year ended September 29, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. No reportable event, as described in Item 304(a)(1)(v) of Regulation S-K, has occurred during the fiscal year ended September 29, 2001 or the interim period from September 30, 2001 through April 18, 2002.

      During our fiscal year ended September 29, 2001, and in the interim period from September 30, 2001 through April 18, 2002, we have not consulted with KPMG LLP regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that KPMG LLP concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions or reportable event.

      The following is a summary of fees paid to KPMG for the years ended September 27, 2003 and September 28, 2002:

Audit Fees

      The aggregate fees billed for professional services rendered by KPMG for the audit of our annual consolidated financial statements, statutory audits, and the reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the years ended September 27, 2003 and September 28, 2002 were as follows:

Year Ended	Year Ended
September 27, 2003	September 28, 2002

$3,217,000	$1,975,000

Audit-Related Fees

      The aggregate fees billed for non-audit services, exclusive of the fees disclosed above relating to audit fees, rendered by KPMG during the fiscal years ended September 27, 2003 and September 28, 2002 are set forth in the table below. These services include the reaudit of our fiscal 2001 and 2000 consolidated financial statements, assistance and audit report consent issuance for various filings with the SEC and other services.

Year Ended	Year Ended
September 27, 2003	September 28, 2002

$2,981,000	$273,000

Tax Fees

      The aggregate fees billed for tax services rendered by KPMG during the fiscal years ended September 27, 2003 and September 28, 2002 are set forth below. These services consisted primarily of tax compliance and tax consultation services.

Year Ended	Year Ended
September 27, 2003	September 28, 2002

$104,000	$1,589,000

All Other Fees

      The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to audit and non-audit fees, rendered by KPMG during the fiscal years ended September 27, 2003 and September 28, 2002 are set forth below. These other services in fiscal 2003 consisted primarily of assistance with Sanmina-SCI’s initiative to document key internal controls over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and audits of our benefit plans.

Year Ended	Year Ended
September 27, 2003	September 28, 2002

$939,000	$—

      The Audit Committee has concluded that the non-audit services provided by KPMG are compatible with maintaining the independence of KPMG.

Audit Committee Pre-approval Policy with respect to Audit and Permissable Non-Audit Services

      All audit and non-audit services provided by the Company’s independent auditors require prior approval of the Audit Committee, with limited exceptions as permitted by the Securities and Exchange Commission’s Rule 2-01 of Regulation S-X. Management periodically reports to the audit committee services for which the independent auditors have been engaged and the aggregate fees incurred and to be incurred. During fiscal 2003, all services provided by the independent auditors were pre-approved by the Audit Committee in accordance with this policy.

      OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 2, 2004.

Report of the Audit Committee of the Board of Directors

      The principal purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the company’s financial reporting process. The Audit Committee’s purpose is more fully described in its charter, which the Audit Committee reviews on an annual basis. Under this charter, the Audit Committee consists of at least three directors, all of whom must qualify as independent directors under the rules of the Nasdaq Stock Market. The Audit Committee currently consists of directors Neil Bonke, John Bolger and Bernard Vonderschmitt.

      The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of KPMG LLP (“KPMG”) as our independent auditors for fiscal year 2004.

      Management is responsible for the internal controls and the financial reporting process. KPMG, our independent auditors, are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

      The Audit Committee has reviewed the audited financial statements for fiscal 2003 and has met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee discussed with KPMG the overall scope and plans for their respective audits. The Audit Committee met with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

      The Audit Committee reviewed with KPMG their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61 “Communication with Audit Committees.” KPMG also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees.” The Audit Committee has also discussed with KPMG the firm’s independence. In addition, the Audit Committee has considered whether the nonaudit services provided by KPMG are compatible with maintaining KPMG’s independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 27, 2003 for filing with the Securities and Exchange Commission. The Audit Committee has also approved, subject to stockholder ratification, the selection of KPMG as our independent auditors for the fiscal year ending October 2, 2004.

Respectfully submitted,

The Audit Committee of the Sanmina-SCI
Corporation Board of Directors

John Bolger, Chairman
Neil Bonke
Bernard Vonderschmitt

EXECUTIVE COMPENSATION

Compensation Tables

      Summary Compensation Table. The following table sets forth the compensation paid by us to the Chief Executive Officer and each of the four other most highly compensated executive officers of Sanmina-SCI, for each of the three fiscal years in the period ended September 27, 2003.

					Long-Term
					Compensation
		Annual Compensation			Awards of	All Other
	Fiscal				Options	Compensation
Name And Principal Position	Year	Salary($)	Bonus($)		(# of Shares)	($)(1)

Jure Sola	2003	$550,000	$450,000		100,000	$58,828
Chief Executive Officer	2002	550,000	—		1,100,000	55,797
and Co-Chairman of the Board	2001	546,654	—		380,000	55,240
Randy W. Furr	2003	$425,000	$527,000	(2)	70,000	$34,964
President, Chief Operating Officer	2002	425,000	—		880,000	32,824
	2001	423,942	—		300,000	32,267
Rick R. Ackel	2003	$300,000	$200,000		30,000	$15,482
Executive Vice President	2002	300,000	—		385,000	9,443
and Chief Financial Officer	2001	300,000	180,000		30,000	10,906
Hari Pillai	2003	$300,000	$200,000		345,000	$26,958
President and General Manager	2002	253,000	—		290,000	22,629
EMS Division	2001	252,366	—		85,000	22,396
Stephen F. Bruton	2003	$262,500	$100,000		270,000	$29,585
President and General Manager	2002	250,000	—		200,000	24,136
PCB Fabrication Division	2001	248,683	—		80,000	25,194

(1)	Includes car allowance, premium payments for executive life, medical and dental insurance and company 401(k) matching contributions.

(2)	Represents an extraordinary bonus awarded to Mr. Furr as further described under “Certain Relationships and Related Transactions” below. Mr. Furr’s actual bonus for fiscal 2003 was $350,000.

      Option Grants in Last Fiscal Year. The following table sets forth each grant of stock options made during the fiscal year ended September 27, 2003 to each executive officer named in the Summary Compensation Table above.

		% of Total
		Options	Exercise		Stock Price Appreciation
		Granted to	or Base		for Option Term(2)
	Options	Employees	Price Per	Expiration
Name	Granted(1)(#)	In Fiscal 2003	Share(1)	Date	5%($)	10%($)

Jure Sola	100,000	0.4%	$2.09	10/28/2012	$131,502	$333,252
Randy W. Furr	70,000	0.3%	$2.09	10/28/2012	$92,051	$233,276
Rick R. Ackel	30,000	0.1%	$2.09	10/28/2012	$39,451	$99,975
Hari Pillai	345,000	1.5%	$8.85	9/12/2013	$1,920,173	$4,866,094
Stephen F. Bruton	270,000	1.2%	$8.85	9/12/2013	$1,502,744	$3,808,248

(1)	The exercise price and tax withholding obligations related to exercise may in some cases, be paid by delivery of other shares or by offset of the shares subject to the options.

(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price. We did not use an alternative formula for a grant date valuation. We do not believe that any formula will determine with reasonable accuracy a present value based on future unknown or volatile factors.

      Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, each exercise of stock options during the fiscal year ended September 27, 2003 and the year-end value of unexercised options:

					Value of Unexercised
	Shares		Number of Unexercised		In-The-Money Options
	Acquired on	Value	Options at Year-End		at Year-End(2)
	Exercise	Realized(1)	Exercisable/Unexercisable		Exercisable/Unexercisable
Name	(#)	($)	(#)		($)

Jure Sola	—	$—	5,599,052	1,149,332	$44,990,871	$5,257,203
Randy W. Furr	—	$—	2,722,384	923,577	$19,569,130	$4,261,065
Rick R. Ackel	4,000	$24,476	313,417	412,583	$333,834	$1,407,126
Hari Pillai	—	$—	248,485	420,707	$2,325,820	$3,937,818
Stephen F. Bruton	—	$—	174,305	315,749	$1,631,495	$2,955,411

(1)	Represents the fair market value of the ordinary shares underlying the option on the date of exercise less the aggregate exercise price of the option.

(2)	Based on a fair market value of $9.36, which was the last reported sale price of our Common Stock on September 27, 2003.

      Stock Option Exchange. The following table sets forth the details of the participation of each named executive officer eligible to participate in the Company’s voluntary stock option exchange program implemented by the Company on February 3, 2003:

						Length of
						Original
		Number of	Market			Option Term
		Securities	Price of			Remaining
		Underlying	Stock at	Exercise Price		at Date of
		Options	Time of	at Time of	New	Repricing or
		Repriced or	Repricing or	Repricing or	Exercise	Amendment
Name	Date	Amended	Amendment	Amendment	Price	(years)

Hari Pillai	March 10, 2003	120,000	$4.13	$18.985	$8.85	6.61
President and General		85,000		$30.970	$8.85	7.78
Manager, EMS Division		140,000		$13.280	$8.85	8.56
Stephen F. Bruton	March 10, 2003	90,000	$4.13	$18.985	$8.85	6.61
President and General		80,000		$30.970	$8.85	7.78
Manager, PCB		100,000		$13.280	$8.85	8.56
Fabrication Division

COMPENSATION COMMITTEE REPORT

      The following report is provided to stockholders by the members of the Compensation Committee of the Board of Directors.

Compensation Committee Report

      Compensation Philosophy. The goals of our executive compensation program are to attract and retain executive officers who will strive for excellence, and to motivate those individuals to achieve performance superior to the Company’s peer group of companies by providing them with rewards for assisting Sanmina-SCI in meeting revenue and profitability targets. The salary component of an executive officer’s compensation is generally designed to be set at the mid-point for the Company’s peer group of companies, and overall compensation for an executive officer is generally designed to be set in the upper-quartile of that same group. The Compensation Committee considered both major technology and manufacturing companies to be within the Company’s peer group.

      Compensation for our executive officers consists of base salary and potential cash bonus, as well as potential long-term incentive compensation through stock options or other stock-based awards. During fiscal 2003, the Company instituted a restricted stock award program under which executive officers and other personnel were awarded restricted stock that will vest on the fourth anniversary of the date of grant. Vesting can be accelerated if the market price of the Company’s Common Stock achieves certain targets as compared to the market capitalization of other electronics manufacturing services companies. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation.

      Cash-Based Compensation. Each fiscal year, the Compensation Committee reviews with the chief executive officer and approves, with appropriate modifications, an annual base salary plan for our executive officers other than the Chief Executive Officer. This base salary plan is based on industry and peer group surveys and performance judgments as to the past and expected future contributions of the individual executive officers.

      The Compensation Committee then separately reviews and fixes the base salary of the chief executive officer based on similar competitive compensation data and the Committee’s assessment of his past performance and its expectation as to his future contributions in leading Sanmina-SCI.

      Stock Options and Restricted Stock Awards. During each fiscal year, the Compensation Committee considers the desirability of granting to executive officers awards under our 1999 Incentive Stock Plan, which allows for the grant of longer-term incentives in the form of stock options. In fixing the grants of stock options to executive officers (other than the chief executive officer) in the last fiscal year, the Committee reviewed with the chief executive officer the recommended individual award, taking into account the officer’s scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer, and the number of options previously granted to the officer. All stock options granted to executive officers in the last fiscal year provide for vesting over a five-year period. During the fiscal year ended September 27, 2003, option awards exercisable for up to 100,000, 70,000 and 30,000 shares of our Common Stock were made to the chief executive officer, the chief operating officer and the chief financial officer, respectively. In October 2003, following the conclusion of our fiscal year, option awards exercisable for up to 1,000,000, 500,000 and 150,000 shares of our Common Stock were made to the chief executive officer, the chief operating officer and the chief financial officer, respectively. In addition, in October 2003, the Compensation Committee approved restricted stock awards for the Company’s executive officers. These awards are grants of restricted stock that are subject to vesting. In each case, the stock awards will vest on the fourth anniversary of the date of grant. Stock vesting is accelerated in the event that the market value of the Company’s Common Stock achieves certain performance criteria as compared to the market value of the Common Stock of other major electronics manufacturing services companies. The purpose of these restricted stock awards is to further align the interests of management with those of the Company’s stockholders.

      Chief Executive Officer Compensation. In determining the compensation of the Company’s Chief Executive Officer, Jure Sola, the Committee considered a variety of factors. In particular, the Committee reviewed a range of comparative compensation data for both technology companies and manufacturing companies. The Committee also considered the Chief Executive Officer’s performance during fiscal 2003. In fiscal 2003, which was a difficult economic environment for the electronics manufacturing industry and the electronics sector as a whole, the Committee determined that the leadership of the Chief Executive Officer enabled the Company to achieve several significant objectives. The Company reduced general and administrative expenses as a percentage of sales, disposed of redundant facilities while maintaining capacity for future growth, refinanced the debt portion of the Company’s capital structure, paid down significant portions of the Company’s debt, implemented a customer and market focus strategy and management organization and succeeded in achieving several significant new program wins from customers. Based on these factors, which include the Chief Executive Officer’s performance, the Committee approved the Chief Executive Officer’s fiscal 2003 bonus, fiscal 2004 salary adjustment and stock options and restricted stock awards.

      Stock Option Exchange. On February 3, 2003, Sanmina-SCI implemented a voluntary stock option exchange program, or the Option Exchange, whereby eligible employees could exchange their outstanding options to purchase shares of common stock with an exercise price per share of $11.00 or more granted under the Company’s employee stock option plans. The Option Exchange allowed certain employees, including Hari Pillai, President and General Manager, EMS Division, and Stephen F. Bruton, President and General Manager, PCB Fabrication Division, to choose whether to keep their current stock options at their current price, or to rescind those options in exchange for a new option for the same number of shares to be granted on or about September 12, 2003. The new options have terms and conditions that are substantially the same as those of the cancelled options. Non-employee members of the board of directors and the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer were not eligible for the Option Exchange. The total number of shares exchanged under the Option Exchange was 20,648,641. The average price per share of the options cancelled was $20.59 and the new option price granted under the Option Exchange was $8.85 per share. Both Mr. Pillai and Mr. Bruton participated in the Option Exchange. Please refer to the option repricing table on page 13 for more information regarding Mr. Pillai’s and Mr. Bruton’s participation in the Option Exchange.

Respectfully submitted,

The Compensation Committee of the
Sanmina-SCI Corporation Board of Directors

Neil Bonke, Chairman
Wayne Shortridge
Jacqueline Ward

STOCK PERFORMANCE GRAPH

      The following graph shows a comparison of cumulative total stockholder returns for our Common Stock, the Standard & Poor’s 500 Stock Index (“S&P 500 Stock Index”), and the Nasdaq Electronic Components Index (Standard Industrial Classification 367). The graph assumes an investment of $100 on September 30, 1998. The performance shown is not necessarily indicative of future performance.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG SANMINA-SCI CORPORATION, THE S&P 500 STOCK INDEX,
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

*	$100 invested on 9/30/98 in stock or index — including reinvestment of dividends. Fiscal year ending September 30.

			NASDAQ
			ELECTRONIC
	SANMINA-SCI	S&P 500 STOCK	COMPONENTS
	CORPORATION	INDEX	INDEX

Sep-98	100.00	100.00	100.00
Sep-99	275.11	127.81	203.26
Sep-00	665.78	144.78	357.47
Sep-01	193.14	106.24	101.02
Sep-02	39.40	84.48	67.38
Sep-03	137.39	105.09	130.08

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Our Certificate of Incorporation, as amended, provides that the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances shall be eliminated to the fullest extent permitted by Delaware law. The Certificate of Incorporation, as amended, also authorizes us to indemnify its directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with our officers and directors providing such indemnification. The indemnification agreements may require us, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance.

      During fiscal 2003, Mario M. Rosati, a nominee for election to our Board of Directors, and Christopher D. Mitchell, our secretary, were also members of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California (“WSGR”). We retained WSGR as our legal counsel during the fiscal year. The legal fees paid to WSGR were less than 5% of WSGR’s total gross revenues for its last completed fiscal year. We plan to retain WSGR as our legal counsel again during fiscal 2004.

      In April 2002, we entered into a promissory note agreement with Randy W. Furr, our President, Chief Operating Officer and nominee for election to our Board of Directors, for $425,000 plus interest at 5.25% per annum. The purpose of the note was to provide funds to pay income taxes related to company stock options exercised by Mr. Furr. In October 2002, the Compensation Committee approved the payment of an extraordinary bonus to repay the $425,000 principal amount of the note plus accrued interest of $13,016. The extraordinary bonus has been offset against Mr. Furr’s fiscal 2003 bonus of $350,000 and the balance will be offset against future bonus awards. Mr. Furr used the proceeds of the extraordinary bonus to repay the loan. Consistent with the provisions of the Sarbanes-Oxley Act of 2002, Sanmina-SCI has adopted a policy prohibiting future loans to officers and directors.

      As of December 6, 2001, Sanmina Corporation and SCI Systems, Inc. entered into an employment agreement with A. Eugene Sapp for a period of one year in connection with the merger of a wholly-owned subsidiary of Sanmina Corporation with and into SCI Systems, Inc. to form Sanmina-SCI. On December 5, 2002, Sanmina-SCI extended the term of Mr. Sapp’s employment agreement until December 6, 2003. Mr. Sapp has served as a member of Sanmina-SCI’s board of directors since December 2001. Mr. Sapp also served as the co-chairman of Sanmina-SCI’s Board of Directors from December 6, 2001 until December 6, 2002.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of September 27, 2003 with respect to our shares of Common Stock that may be issued under our existing equity compensation plans.

Number of
Common Shares
Remaining
Available for
Future Issuance
	Number of	Weighted-	Under Equity
	Common Shares to	Average	Compensation
	be Issued Upon	Exercise	Plans (Excluding
	Exercise of	Price of	Common Shares
	Outstanding	Outstanding	Reflected in
Plan Category	Options	Options	Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders	46,485,082	$6.44	44,690,230 (1)
Equity compensation plans not approved by stockholders(3)	6,369,528	$13.47	10,790,967 (2)

Total	52,854,610	$7.29	55,481,197

(1)	Of these shares, 35,690,230 shares remain available for grant under the 1999 Plan and 9,000,000 shares of common stock reserved under the 2003 Employee Stock Purchase Plan for future issuance.

(2)	Of these shares, 784,150 shares remain available for grant under the 2000 Plan, 351,875 shares remain available for grant under the 1999 French Addendum Plan and 92,236 shares remain available for grant under the 1996 Supplemental Plan.

(3)	We have options outstanding under certain option plans which were assumed by us in connection with business combinations with companies with which we merged or acquired (the “Assumed Plans”). Total stock options exercisable under these plans are 4,760,104 shares. These option plans have a weighted average exercise price of $13.43 per share. Options under the Assumed Plans have been converted into our options and adjusted to reflect the appropriate conversion ratio as specified by the applicable acquisition agreement, but are otherwise administered in accordance with the terms of the Assumed Plans. Options under the Assumed Plans generally vest over four years and expire 10 years from the date of grant. Options available for grant under the Assumed Plans totaling 9,562,706 shares are included in the above table.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

      The members of the Board of Directors, our executive officers and persons who hold more than 10% of our outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which we received from such persons for their 2003 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2003 Fiscal Year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners with the following exceptions: Mr. Ackel, Mr. Bruton, Mr. Clarke, Mr. Pillai and Mr. Sola each did not timely file a Form 4 and Mr. Sapp did not timely file Forms 4 on two occasions. Subsequently, such Form 4 reports have been filed.

CORPORATE GOVERNANCE

      Sanmina-SCI has long upheld a set of basic beliefs to guide its actions. Among those beliefs is the responsibility to conduct business with the highest standards of ethical behavior when relating to customers, suppliers, employees and investors. Accordingly, Sanmina-SCI has implemented governance policies and practices which it believes meet or exceed the standards defined in recently enacted legislation and in the rules adopted by the Nasdaq Stock Market, the principal trading market for our Common Stock.

Independent Directors

•	A majority of our Board members are independent of the company and its management as defined by the Securities and Exchange Commission and the Nasdaq Stock Market.

•	The non-management directors regularly meet in executive session, without management, as part of the normal agenda of our Board meetings.

Nominating and Governance Committee

•	The Nominating and Governance Committee has adopted a charter that meets SEC and Nasdaq standards.

•	Nominating and Governance Committee members all qualify as independent directors under the requirements of the Nasdaq Stock Market.

•	Review of management succession plans is the responsibility of the Nominating and Governance Committee as defined by the Charter of the Nominating and Governance Committee.

Compensation Committee

•	The Compensation Committee meets the applicable tests for independence as defined by the SEC, the Nasdaq and Internal Revenue Service rules.

•	The Compensation Committee has adopted a charter that meets SEC and Nasdaq standards.

•	Incentive compensation plans are reviewed and approved by the Compensation Committee as part of its charter.

•	Director compensation guidelines are determined by the Compensation Committee.

Audit Committee

•	The Board’s Audit Committee has established policies that are consistent with the corporate reform laws for auditor independence.

•	Audit Committee members all meet the applicable tests for independence from Company management and requirements for financial literacy.

•	The chair of the Audit Committee has the requisite financial management expertise.

•	KPMG LLP, our independent auditors, report directly to the Audit Committee.

•	The internal audit function of the company reports its status and findings directly to the Audit Committee.

Shareholder Approval of Equity Compensation Plans

•	The company requires shareholder approval of all equity-compensation plans.

Corporate Governance Guidelines

•	The company has adopted a set of Corporate Governance Guidelines that meet the standards defined by the SEC and the Nasdaq, including specifications for director qualification and responsibility.

•	Continuing education for directors is contemplated by our Corporate Governance Guidelines.

Code of Business Conduct and Ethics

•	The company has adopted a Code of Business Conduct and Ethics that includes a conflict of interest policy and applies to all directors, officers and management employees.

•	All executive officers and management employees are trained in the Code of Business Conduct and Ethics as part of new-employee orientation, and all are required to affirm in writing their acceptance of the code.

•	All executive officers and management employees are required to annually reaffirm in writing their acceptance of the Code of Business Conduct and Ethics.

•	An ethics hot line (voicemail and email) is available to all employees, customers and suppliers to enable confidential and anonymous reporting of questionable practices, including if appropriate under the circumstances, reporting directly to the Audit Committee and the Nominating and Governance Committee.

Personal Loans to Executive Officers and Directors

•	The company has, consistent with the requirements of the Sarbanes-Oxley Act of 2002, adopted a policy prohibiting personal loans or extension of credit to any executive officer or director.

OTHER MATTERS

      We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

      WE WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, SANMINA-SCI CORPORATION, 2700 NORTH FIRST STREET, SAN JOSE, CALIFORNIA 95134.

SANMINA-SCI CORPORATION

2004 ANNUAL MEETING OF STOCKHOLDERS

January 26, 2004

11:00 a.m.

Sanmina-SCI’s corporate offices

30 E. Plumeria Drive

San Jose, California 95134

Sanmina-SCI Corporation 30 E. Plumeria Drive San Jose, California 95134	proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder of SANMINA-SCI CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated December 19, 2003, and hereby appoints Jure Sola, Randy W. Furr, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of SANMINA-SCI CORPORATION to be held on January 26, 2004 at 11:00 a.m., local time, at Sanmina-SCI’s corporate offices, located at 30 E. Plumeria Drive, San Jose, California 95134, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

     See reverse for voting instructions.

- Please detach here -

     The Board of Directors Recommends a Vote FOR Items 1, and 2.

1. Election of directors: For all nominees listed below (except as indicated.)

01	John C. Bolger	04	Mario M. Rosati	07	Peter J. Simone
				08	Jure Sola

02	Neil R. Bonke	05	A. Eugene Sapp, Jr	09	Bernard V. Vonderschmitt

03	Randy W. Furr	06	Wayne Shortridge	10	Jacqueline M. Ward

☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of that nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of KPMG LLP as the independent auditors of Sanmina-SCI for its fiscal year ending October 2, 2004:

☐	For	☐	Against	☐	Abstain

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box

Indicate changes below:	☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Date:

Signature(s) in Box

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)